                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                                   ONEOK, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

ONEOK, Inc.

Notice of Annual Meeting
and
Proxy Statement

---------------------------------------------------------------

May 16, 2002










                                                       [LOGO] ONEOK



100 West Fifth Street                         Tulsa, Oklahoma 74103

[LOGO] ONEOK

                                                                 April 10, 2002

Dear Shareholder:

      You are cordially invited to attend the annual meeting of ONEOK, Inc. at 10:00 a.m. on Thursday, May 16, 2002, at ONEOK Plaza, 100 West Fifth Street, Tulsa, Oklahoma 74103-4298.

      We look forward to greeting personally as many of our shareholders as possible at the meeting. The matters to be voted on at the meeting are stated in the Notice of Annual Meeting of Shareholders and are described in the Proxy Statement. A report on the operations of ONEOK, Inc. will be presented.

      We know that most of our shareholders are unable personally to attend the annual meeting. Therefore, proxies are solicited so that each shareholder has an opportunity to vote by proxy. You can authorize a proxy by signing, dating, and returning the enclosed proxy card. Shareholders whose stock is registered in their name may also authorize a proxy by telephone or over the Internet. Instructions for using these convenient services are set forth with this Proxy Statement and on the proxy card. I urge you to submit your proxy as soon as possible so that you can be sure your shares will be voted.

      Regardless of the number of shares you own, your vote is important. Thank you for your continued interest in ONEOK, Inc.

Very truly yours,

/s/ David Kyle
David Kyle
Chairman of the Board, President,
and Chief Executive Officer

Notice of Annual Meeting of Shareholders

Time and Date:                10:00 a.m., local time, Thursday, May 16, 2002

Place:                        ONEOK Plaza, 100 West Fifth Street, Tulsa,
                              Oklahoma 74103-4298

Items of Business:             -- Elect four directors in Class B to serve a
                                  three-year term.
                               -- Ratify the appointment of our principal
                                  independent auditors for the 2002 Fiscal Year.
                               -- Transact such other business as may properly
                                  come before the annual meeting or any
                                  adjournments.
                              Your Board of Directors recommends that you vote in favor of the two proposals outlined in this proxy statement.

Who May Vote:                 You may vote if you owned shares of ONEOK common
                              stock at the close of business on March 18, 2002.

Proxy Voting:                 Your vote is important. Please vote in one of
                              these ways:
                               -- visit the website listed on the next page
                                  under "Voting Methods";
                               -- use the toll-free telephone number shown on
                                  the next page under "Voting Methods";
                               -- mark, sign, date and promptly return the
                                  enclosed proxy card in the postage-paid
                                  envelope; or
                               -- attend the meeting and vote in person if you
                                  are a shareholder of record or a street name holder who has obtained a legal proxy from your street name nominee.

Annual Report:                A copy of our 2001 annual report, which contains
                              financial and other information about ONEOK, is enclosed.

Date of Mailing:              This notice and proxy statement, together with
                              the 2001 annual report, is first being mailed to shareholders on or about April 10, 2002.

By Order of the Board of Directors


/s/ John A. Gaberino, Jr.
John A. Gaberino, Jr.
Senior Vice President, General Counsel
and Corporate Secretary

Voting Methods

The accompanying Proxy Statement describes important issues affecting ONEOK, Inc. If you are a shareholder of record, you have the right to vote your shares in person at the meeting or to appoint a proxy through the Internet, by telephone, or by mail. Each method is generally available 24 hours a day and will ensure that your proxy is confirmed and posted immediately. You may revoke your proxy any time before the annual meeting. Please help us save time and postage costs by appointing a proxy via the Internet or by telephone.

When you appoint a proxy via the Internet, or by telephone or proxy card, you are appointing David L. Kyle and John A. Gaberino, Jr. as your representatives at the annual meeting, and they will vote your shares as you have instructed them.

To appoint a proxy:

       1. Via the Internet
          a. Go to the web site at http://www.eproxyvote.com/oke, 24 hours a day, 7 days a week.
          b. Enter the control number that appears on the proxy card. This process is designed to verify shareholders through the use of the control number and allows you to vote your shares and to confirm that your instructions have been properly recorded.
          c. Follow the simple instructions.
          d. Appointing a proxy through the Internet is also available to shareholders who hold their shares in the Direct Stock Purchase and Dividend Reinvestment Plan of ONEOK, Inc. and the Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries.
          e. If you appoint a proxy via the Internet, you do not have to mail your proxy card.

       2. By telephone
          a. On a touch-tone telephone, call toll-free 1-800-758-6973, 24 hours a day, 7 days a week.
          b. Enter the control number that appears on the proxy card. This process is designed to verify shareholders through the use of the control number and allows you to vote your shares and to confirm that your instructions have been properly recorded.
          c. Follow the simple recorded instructions.
          d. Appointing a proxy via the telephone is also available to shareholders who hold their shares in the Direct Stock Purchase and Dividend Reinvestment Plan of ONEOK, Inc. and the Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries.
          e. If you appoint a proxy via the telephone, you do not have to mail your proxy card.

       3. By mail
          a. Mark your selection on the proxy card.
          b. Date and sign your name exactly as it appears on your proxy card.
          c. Mail the proxy card in the enclosed postage-paid envelope.

      If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions that you must follow from the holder of record in order for your shares to be voted.

                 Your vote is important. Thank you for voting

Table of Contents
for the Proxy Statement

                                                             Page

Quorum and voting...........................................     1

Questions and answers.......................................   2-4

Proposals you may vote on...................................     5

Nominees for the Board of Directors/Continuing Directors....   6-8

Statement on corporate governance...........................     9

Committee structure and membership roster...................  9-10

Report of the Audit Committee...............................    11

Fees paid to independent auditor............................    12

Directors' compensation.....................................    13

Directors' and officers' ownership of ONEOK, Inc. stock..... 14-16

Executive compensation: Report of the Compensation Committee 17-20

Stock performance graph.....................................    21

Executive compensation, pension plans & other arrangements

    Summary compensation table.............................. 22-23

Option/SAR grant table......................................    24

Aggregated option/SAR exercises and year-end values.........    25

Pension plans...............................................    26

ONEOK, Inc. supplemental executive retirement plan..........    27

Change in control and termination agreements................ 28-29

Section 16(a) beneficial ownership reporting compliance.....    30

Other matters...............................................    30

                                Proxy Statement

The approximate date of the mailing of this Proxy Statement and proxy card is April 10, 2002. This solicitation of proxies is being made by the Board of Directors of ONEOK, Inc.

Quorum and voting

Record Date. The record date for the meeting is March 18, 2002. Only shareholders of record at the close of business on that date are entitled to notice of, and to vote at, the meeting.

Voting Stock. The only class of stock entitled to be voted at the meeting is ONEOK's common stock. At the close of business on the record date, there were 60,259,570 shares of common stock outstanding and entitled to be voted at the meeting, and the holders of those shares will be entitled to one vote per share.

Quorum and Votes Required. A quorum is a majority of the outstanding shares, which may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held. Directors are elected by a plurality of the shares voted. Proposal #2 must receive the affirmative vote of a majority of the shares present in person or by proxy to be adopted. If you appoint a proxy, even if you abstain from voting, you will be considered part of the quorum.

Adjourned Meeting. If a quorum is not present at the scheduled time of the meeting, the shareholders who are represented may adjourn the meeting until a quorum is present. If the time and place of the adjourned meeting are announced at the time the adjournment is taken, no other notice will be given. If the adjournment is for more than thirty (30) days, or if a new record date is set for the adjourned meeting, a notice will be given to each shareholder of record entitled to vote at the meeting. An adjournment will have no effect on the business that may be conducted at the meeting.

Voting of Shares Held in Street Name by Your Broker. Brokerage firms have authority under New York Stock Exchange Rules to vote customers' unvoted shares on certain "routine" matters, including the election of directors. If you do not appoint a proxy to vote your shares, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted. We encourage you to provide instructions to your brokerage firm by appointing a proxy to vote your shares. This ensures your shares will be voted at the meeting. When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted for purposes of the vote and for purposes of establishing a quorum to conduct business at the meeting. A brokerage firm, however, cannot vote customers' shares on non-routine matters. Accordingly, these shares (sometimes referred to as "broker non-votes") are considered not entitled to vote on the non-routine matters.

Abstentions. If you abstain from voting, your shares will nevertheless be included in the number of shares represented for purposes of determining whether a quorum is present. Because directors are elected by a plurality of the votes, an abstention would have no effect on the outcome of the vote on proposal #1 -- Election of Directors, and thus, is not offered as a voting option for that proposal. However, abstentions are effectively treated in the tally of votes against proposal #2.

Tabulation of Votes. ONEOK's transfer agent will be responsible for tabulating and certifying the votes.

Default Voting. If you properly authorize a proxy electronically via the Internet, by telephone, or in paper form, but do not indicate any voting instructions, your shares will be voted as follows:

     .    Proposal 1 -- Election of Directors -- FOR all nominees.
     . Proposal 2 -- Ratification of the appointment of our principal independent auditors for the 2002 Fiscal Year -- FOR.

Questions and answers

--------------------------------------------------------------------------------

   1.     Q:  Who may attend the Annual Meeting?
          A: All shareholders on March 18, 2002, may attend. If your shares are held by your broker, often referred to as "in street name", just bring a copy of your brokerage account statement or a proxy card which you can get from your broker.

--------------------------------------------------------------------------------

   2.     Q:  Who are the largest principal shareholders?
          A: As of March 18, 2002, the record date, the following are known to be the beneficial owners of more than five percent (5%) of any class of ONEOK's outstanding voting securities:

                           Title of class and name &
                          address of beneficial owner
                                                Amount and Nature of Percentage
 Common stock:                                       Ownership        of Class
 -------------                                       ---------        --------
 Bank of Oklahoma, N.A.
   Trustee for the Thrift Plan for Employees of
   ONEOK, Inc. and Subsidiaries
   P.O. Box 2300
   Tulsa, OK 74192                                    6,730,073         11.2%

 Westar Industries, Inc./1/
   818 Kansas Avenue
   Topeka, KS 66612-1217                              4,480,533          7.4%

 Preferred stock (Series A):

 Westar Industries, Inc./1/
   818 Kansas Avenue
   Topeka, KS 66612-1217                             19,946,448          100%

             /1/ Westar Industries, Inc. is an affiliate of Western Resources, Inc. As of 03/18/02 Westar Industries, Inc. owned approximately 44.3% of the outstanding shares of the capital stock of ONEOK. Holders of the outstanding convertible preferred stock (Series A) are not entitled to vote on any matters being considered at this annual meeting.

--------------------------------------------------------------------------------

   3.     Q:  How do I vote?
          A: You may vote in person at the meeting or appoint a proxy via the Internet, by telephone, or by mail to vote your shares. Following the Notice of Annual Meeting is a description of the Voting Methods available this year. As outlined on Page 1, "Quorum and Voting", if you return a signed card but do not provide voting instructions, your shares will be voted for the two proposals.

--------------------------------------------------------------------------------

   4.     Q:  How do I revoke my proxy?
          A: You have the right to revoke your proxy at any time before the meeting by:
              (1)  notifying ONEOK's Corporate Secretary in writing;
              (2)  authorizing a different proxy via the Internet;
              (3)  authorizing a different proxy by telephone;
              (4)  returning a later-dated proxy card; OR
              (5)  voting in person.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

   5.     Q:  Is my vote confidential?
          A: Proxy cards, ballots and voting tabulations that identify individual shareholders are mailed and returned directly to the Proxy Tabulator and handled in a manner that protects your voting privacy. It is ONEOK's policy to protect the confidentiality of shareholder votes throughout the voting process. In this regard, the vote of any shareholder will not be disclosed to ONEOK's Directors, officers or employees, except:
             .    to meet legal requirements; or
             .    to assert or defend claims for or against ONEOK; or
             .    except in those limited circumstances where
                    (1) a proxy solicitation is contested;
                    (2) a shareholder writes comments on a proxy card; or
                    (3) a shareholder authorizes disclosure.
             Both the tabulators and the inspectors of election have been, and will remain, independent of ONEOK. Nothing in this policy prohibits shareholders from disclosing the nature of their votes to ONEOK's Directors, officers or employees, or impairs voluntary communication between ONEOK and its shareholders, nor does this policy prevent ONEOK from ascertaining which shareholders have voted or from making efforts to encourage shareholders to vote.

--------------------------------------------------------------------------------

   6.     Q:  How is ONEOK, Inc. common stock in the Thrift Plan voted?
          A: Thrift Plan votes receive the same confidentiality as all other shares voted. If you hold shares of ONEOK, Inc. common stock through the Thrift Plan, you must instruct the ONEOK, Inc. trustee, Bank of Oklahoma, N.A., how to vote your shares. If you do not authorize a proxy electronically via the Internet, by telephone, or by mail, or if you return it with an unclear voting designation, or with no voting designation at all, then the trustee will vote the shares in your account in proportion to the way the other Thrift Plan participants voted their shares.

--------------------------------------------------------------------------------

   7.     Q:  How will voting on any other business be conducted?
          A: Although we do not know of any business to be considered at the 2002 annual meeting other than the proposals described in this Proxy Statement, if any other business is properly presented at the annual meeting in accordance with Sections 2.11(b) of our By-laws, your signed proxy card gives authority to David L. Kyle, ONEOK's Chairman of the Board, President, and Chief Executive Officer; and John A. Gaberino, Jr., Senior Vice President, General Counsel and Corporate Secretary, to vote on these matters at their discretion.

--------------------------------------------------------------------------------

   8.     Q:  What shares are included on the proxy card(s)?
          A: The shares on your proxy card(s) represent ALL of your shares, including those in ONEOK's Direct Stock Purchase and Dividend Reinvestment Plan and shares held in custody for your account by Bank of Oklahoma, N.A., as trustee for the Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries. If you do not authorize a proxy electronically via the Internet, by telephone, or by mail, your shares, except for those held in the Thrift Plan, will not be voted. See Question #6 for an explanation of the voting procedures for the Thrift Plan shares.

--------------------------------------------------------------------------------

   9.     Q:  What does it mean if I receive more than one proxy card?
          A: If your shares are registered differently and are in more than one account, you will receive more than one proxy card and Proxy Statement. Sign and return all proxy cards to ensure that all your shares are voted. We encourage you to have all accounts registered in the same name and address whenever possible. Also, you can request that only one Proxy Statement and one Annual Report be mailed to the same address. You can accomplish this by contacting our transfer agent, UMB Bank, N.A. at 1-866-235-0232.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

   10.    Q:  When are shareholder proposals for inclusion in the Proxy
              Statement for the 2003 annual meeting due?
          A: All shareholder proposals to be considered for inclusion in next year's Proxy Statement must be submitted in writing to the Corporate Secretary of ONEOK, Inc., 100 West Fifth Street, Tulsa, OK 74103-4298 by December 12, 2002. ONEOK will determine whether or not to include such proposal in the Proxy Statement according to applicable law. It is recommended that proposals be sent by certified mail, return receipt requested.

--------------------------------------------------------------------------------

   11.    Q:  What out-of-pocket costs will ONEOK incur in soliciting proxies?
          A: Morrow & Co., Inc. was hired to assist in the distribution of proxy materials and solicitation of votes for $8,500, plus out-of-pocket expenses. We also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders. The cost of soliciting proxies will be borne by ONEOK, Inc.

--------------------------------------------------------------------------------

   12.    Q:  Who is soliciting my proxy?
          A: The Board of Directors of ONEOK, Inc. is sending you this Proxy Statement in connection with its solicitation of proxies for use at ONEOK's 2002 annual meeting of Shareholders. Certain directors, officers and employees of ONEOK also may solicit proxies on our behalf by mail, telephone, fax or in person.

--------------------------------------------------------------------------------

Proposals you may vote on

1.    Election of four Directors in Class B -- term ending 2005.

      There are 4 director nominees for election this year. The nominees for directors are:

      .    William M. Bell;
      .    John B. Dicus;
      .    David L. Kyle; and
      .    Pattye L. Moore

      Detailed information on each is provided on page 6. The By-laws provide that a person cannot be elected or re-elected to the Board after the person's 70/th/ birthday. Therefore, effective with this Annual Meeting, Mr. Douglas R. Cummings, a Class B director, will no longer be eligible to stand for re-election. On February 21, 2002, the Board of Directors elected Ms. Pattye L. Moore as a Class B director, and nominated Messrs. William M. Bell, John B. Dicus and David L. Kyle and Ms. Pattye L. Moore as its nominees for election as Class B directors. It is contemplated that at its meeting to be held April 18, 2002, the board will, by resolution, reduce the size of the Board from 12 members to 11 members due to Mr. Cummings' retirement as of the Annual Meeting. At that time the Board will be divided into three Classes (A, B, and C) consisting of 3 members in Class A, 4 members in Class B and 4 members in Class C. Each Class is elected for a term of three years, with the term of one class expiring at each annual meeting of shareholders.

     Your Board unanimously recommends a vote FOR each of these directors.

2.    Ratify the appointment of KPMG LLP as principal independent auditor.

      The Audit Committee has recommended, and the Board has approved, the appointment of KPMG LLP ("KPMG") as our principal independent auditor for the 2002 Fiscal Year subject to shareholder ratification. KPMG has unrestricted access to the Audit Committee to discuss audit findings and other financial matters. Representatives of KPMG will attend the annual meeting to answer appropriate questions. They also may make a statement.

      Audit services provided by KPMG during the 2001 Fiscal Year included an audit of ONEOK's consolidated financial statements, audits of the financial statements of certain ONEOK affiliates, and audits of employee benefit plan financial statements. In addition, KPMG provided various non-audit services to ONEOK during the 2001 Fiscal Year. See page 12 for more details.

      Required Approval -- Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the meeting.

      Your Board unanimously recommends a vote FOR the approval of KPMG's appointment as independent auditor for 2002.

Nominees for the Board of Directors

Class B -- Term ending 2005

              William M. Bell                              Director since 1981
              Age 66

              In January 2001, Mr. Bell retired as President and Director of Bank One, Oklahoma, N.A.
              During the past forty years he has been involved in all facets of commercial banking, retail banking, mortgage banking, and real estate finance and fiduciary services. Mr. Bell served as
[PHOTO]       President, Chairman and CEO of Liberty National Bank and Trust Company (predecessor to
              Bank One). On April 2, 2001, Mr. Bell joined BancFirst of Oklahoma City as Vice Chairman -
              Trust and Investment Management.

              John B. Dicus                                Director since 2001
              Age 41

              Mr. Dicus is President and Chief Operating Officer and a Director of Capitol Federal Savings
              Bank and Capitol Federal Financial, where he has served in various officer positions since
              1985. He also serves as a Director for Heartland Community Bankers Association, Amerus
[PHOTO]       Annuity Group and Title Midwest, Inc. Mr. Dicus serves as Board Chairman for the United
              Way of Greater Topeka and as a Trustee for the Washburn University Endowment Association.

              David L. Kyle                                Director since 1995
              Age 49

              Mr. Kyle is the Chairman of the Board, President and Chief Executive Officer of ONEOK,
              Inc. He was first employed by Oklahoma Natural Gas Company in 1974 as an engineer trainee. He then served in a number of positions prior to being elected Vice President of Gas
              Supply September 1, 1986, and Executive Vice President May 17, 1990. He was elected
[PHOTO]       President of Oklahoma Natural Gas Company on September 1, 1994. He was elected
              President of ONEOK Inc. effective September 1, 1997, and was elected Chairman of the
              Board and appointed the Chief Executive Officer of ONEOK, Inc. August 28, 2000.

              Pattye L. Moore                              Director since 2002
              Age 44

[PHOTO]       Ms. Moore is president - Sonic Corp. She joined Sonic in June of 1992 as vice president-
              Marketing and was promoted to senior vice president-Marketing and Brand Development in
              September 1995. Prior to joining Sonic, Ms. Moore spent eight years in account management positions with Advertising Incorporated, a Tulsa - based advertising agency. She is active in industry and community organizations such as the Arthritis Foundation where she is currently chair of the national board of directors. Ms. Moore is also a member of the Board of the Oklahoma Chapter of the Arthritis Foundation.

Continuing Directors
Class C -- Term ending 2003

         Edwyna G. Anderson                            Director since 1995
         Age 72

[PHOTO]  Mrs. Anderson served as General Counsel of Duquesne Light Company from September
         1988 until retirement in October 1994. She also served as Special Counsel to the President of Duquesne Light Company from October 1994 until March 1995, when she retired from that position.

         William L. Ford                               Director since 1981
         Age 59
[PHOTO]
         Mr. Ford has served as President of Shawnee Milling Company since 1979. He serves, and has served, on the boards of numerous civic and business organizations and not-for-profit associations.

         Bert H. Mackie                                Director since 1989
         Age 59

[PHOTO]  Mr. Mackie is the President and Director of the Security National Bank in Enid, Oklahoma,
         where he served since 1962 in all facets of commerce banking. He is a licensed security dealer and licensed to do business in real estate and insurance. Mr. Mackie serves as an officer or director of many educational and business organizations, including the Treasurer and Board of Trustees of the Oklahoma Foundation for Excellence.

         Gary D. Parker                                Director since 1991
         Age 56
[PHOTO]
         Mr. Parker, a certified public accountant, is also the majority shareholder of Moffitt,
         Parker & Company, Inc., and has been President of the firm since 1982. He is a director of
         First Muskogee Financial Corp. of Muskogee, Oklahoma.

Continuing Directors
Class A -- Term ending 2004

           Douglas T. Lake                                  Director since 1998
           Age 51

           Mr. Lake is the Executive Vice President and Chief Strategic Officer of Western Resources,
           Inc. He joined Western Resources, Inc. in September 1998. Mr. Lake was with Bear
[PHOTO]    Stearns & Co., Inc. from 1995 through 1998, where he last served as Senior Managing
           Director of the Investment Banking Department. He was a Managing Director with Dillon
           Read & Co., Inc. from 1991 through 1995. Mr. Lake is currently Chairman of the Board of
           Protection One, Inc. and a director of Western Resources, Inc. and Guardian International,
           Inc.

           Douglas Ann Newsom, Ph.D.                        Director since 1982
           Age 68

           Dr. Newsom has been a Professor within the Department of Journalism at Texas Christian
           University, Fort Worth, Texas, since 1969, and taught as an adjunct professor during 1968.
[PHOTO]    Dr. Newsom is the director of the department's two graduate programs. In addition to her teaching position, Dr. Newsom is a textbook author and public relations counselor.
           Dr. Newsom serves as a Director of the Catholic Charities, Diocese of Ft. Worth.

           J. D. Scott                                      Director since 1979
           Age 70

[PHOTO]    Mr. Scott served as President, Chief Executive Officer and Chairman of the Board of ONEOK
           Inc. from January 1987 until he retired in 1994.


Statement on corporate governance

The Corporate Governance Guidelines of the Board of Directors of ONEOK, Inc. are intended to embody the principles by which the Board operates, and are not intended to be a code of regulations, but rather a statement of intention. The Guidelines were adopted by the Board in March of 1999. Key areas of the Guidelines and principal functions of the Board are:

    .     Review succession planning and CEO performance evaluation;

    . Review compensation and stock ownership of the Company's Directors and executive officers; and

    .     Review the structure and operations of the Board.

The Board of Directors believes that corporate governance is a continuing process and these Guidelines are reviewed periodically and may change from time to time as conditions warrant.

Committee structure and membership roster

Committee structure: The Board has established the following standing committees:

      .    The Audit Committee examines accounting processes and reporting systems, assesses the adequacy of internal controls and risk management, reviews and approves ONEOK's financial disclosures, and evaluates the performance and recommends the appointment of independent auditors. The Audit Committee has adopted, and operates under, a charter.

      .    The Executive Committee acts on behalf of the Board during intervals between meetings of the Board and reports to the Board at its next regular meeting on any actions taken. This committee has the power to act on major matters where it deems action appropriate, providing a degree of flexibility and ability to respond to time-sensitive business and legal matters without calling a special Board meeting. It is ONEOK's practice to seek ratification by the Board for the actions taken by the Executive Committee. The Executive Committee has adopted, and operates under, a charter.

      .    The Executive Compensation Committee reviews ONEOK's executive compensation programs to ensure the attraction, retention and appropriate reward of executive officers, to motivate their performance in the achievement of ONEOK's business objectives, and to align the interests of executive officers with the long-term interests of ONEOK's shareholders. This Committee reviews and makes recommendations to the Board on executive and director compensation, personnel policies, programs and plans. The Executive Compensation Committee has adopted, and operates under, a charter.

      .    The Nominating and Corporate Governance Committee ensures an appropriate structure for management succession and development, and an effective process for director selection and tenure by making recommendations on the Board's organization and practices and by aiding in identifying and recruiting director candidates. The Committee also establishes and reviews issues of corporate governance. The Committee considers nominees recommended by shareholders for service on the Board of Directors. Recommendations should be sent to the Corporate Secretary at the address shown on the front of this Proxy Statement. The Nominating and Corporate Governance Committee has adopted, and operates under, a charter.

Committee membership roster as of March 18, 2002:

                                Executive      Nominating and
             Name        Audit Compensation Corporate Governance Executive
             ----        ----- ------------ -------------------- ---------
        E. G. Anderson     M                         M
          W. M. Bell       M        M
        D. R. Cummings              M                M
         J. B. Dicus       M        M
          W. L. Ford                C                                M
          D. L. Kyle                                                 C
          D. T. Lake       M        M
         B. H. Mackie                                C               M
         P. L. Moore                M                M
         D. A. Newsom               M                M
         G. D. Parker      C                                         M
         J. D. Scott       M                         M
          Number of        2        3                4               2
          committee
      meetings in Fiscal
          Year 2001

      C = Chairperson
      M = Member

Report of the Audit Committee

The Board of Directors of ONEOK, Inc. (the "Company") adopted a written Audit Committee Charter in April of 1999. All members of the Audit Committee are independent as defined in Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards.

The Audit Committee has reviewed and discussed with the Company's management and KPMG LLP, the Company's independent auditors, the audited financial statements of the Company contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2001. The Audit Committee has also discussed with the Company's independent auditors the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

The Audit Committee has received and reviewed the written disclosures letter from KPMG LLP required by Independence Standards Board Standard No. 1 (titled, "Independence Discussions with Audit Committees"), and has discussed with KPMG LLP their independence. The Audit Committee has also considered whether the provision of information technology services and other non-audit services to the Company by KPMG LLP is compatible with maintaining their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the U.S. Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee of the Board of
Directors:

         /s/  Gary D. Parker, Chair   /s/  William M. Bell, Vice Chair

         /s/  Edwyna G. Anderson      /s/  John B. Dicus

         /s/  Douglas T. Lake         /s/  J. D. Scott

Fees paid to independent auditor

Audit Fees -- KPMG LLP has billed the Company $916,000, in the aggregate, for professional services rendered by KPMG LLP for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and the reviews of the interim financial statements included in the Company's Forms 10-Q filed during the fiscal year ended December 31, 2001.

Financial Information Systems Design and Implementation Fees -- No professional services described in paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X were rendered by KPMG LLP during the fiscal year ended December 31, 2001.

All Other Fees -- KPMG LLP has billed the Company $267,000, in the aggregate, for services rendered by KPMG LLP for all services (other than those covered above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees") during the fiscal year ended December 31, 2001. These fees consisted of non-audit services of $47,000 and audit-related services of $220,000. Non-audit services consisted of tax compliance services. Audit-related services consisted primarily of audits of financial statements of employee benefit plans, review of registration statements and issuance of comfort letters and consents.

Audit Committee Consideration -- ONEOK's Audit Committee considered whether KPMG LLP's provision of Financial Information Systems Design and Implementation Fees and All Other Fees as reported above is compatible with maintaining KPMG LLP's independence as ONEOK's principal independent accounting firm.

Directors' compensation

ONEOK annually benchmarks directors' compensation and strives to pay at the median for companies of comparable size in its industry. A director who is an officer or employee of ONEOK receives no compensation for his or her services as a director or as a member of a committee of the Board. A director who is not an officer or employee receives compensation for his or her services as described below. All directors are reimbursed for reasonable expenses incurred in connection with attendance at board and committee meetings.

During Fiscal 2001, eight meetings were held by the Board of Directors. All directors attended at least seventy-five percent (75%) of the meetings of the Board of Directors and committees on which such directors served.

The directors' compensation for Fiscal 2001 consisted of: 1) an annual cash retainer of $22,500; 2) a stock retainer of 400 shares of ONEOK, Inc. common stock on a post-split basis, the value of which is reflected in the total directors' fees indicated below; 3) a stock option grant for 10,000 shares of stock (post-split) granted under the ONEOK, Inc. Non-Employee Directors' Stock Compensation Plan; and 4) meeting fees of $1,200 per board or committee meeting attended in person or $600 per board or committee meeting attended via telephone. Also, each committee chair receives an additional annual cash retainer of $3,500. The total amount of directors' fees paid in Fiscal 2001 was $492,311.

In Fiscal 2001, $242,205 of the total amount payable for directors' fees was deferred under the Deferred Compensation Plan for Non-Employee Directors. All non-employee directors are eligible to participate in this Plan. In January each year the non-employee directors may elect to defer all, or a portion of, the annual cash retainer, the annual stock retainer, and meeting fees payable by ONEOK. Deferred amounts are treated, at the election of the participating director, either as phantom stock or as a cash deferral.

Phantom stock deferrals will be treated as though the deferred amount is invested in ONEOK common stock at the fair market value on the date the stock, the retainer, and/or fees are earned. Phantom stock earns the equivalent of dividends, reinvested at the fair market value on the payment date of each common stock dividend declared. Phantom stock accounts are representative of shares of common stock which can be issued to a non-employee director under the ONEOK, Inc. Long-Term Incentive Plan, but are deferred until settlement in shares of common stock at an elected deferral date. See pages 14-16 for phantom stock ownership.

Cash deferrals will be credited with interest at the investment return rate determined by the Executive Compensation Committee.

In January 2000, the Board created a special committee to review issues relating to the now-terminated agreement to merge with Southwest Gas Corporation. That committee was chaired by Gary D. Parker, and committee members were paid the same fee for each meeting as standing committees received; however, an additional $300 per hour, per director was paid for each hour in excess of a four-hour meeting and for each hour spent on committee business in addition to the four-hour meeting time. This committee met once during 2001, and in total, $5,400 was paid to members of this Committee for activities in fiscal year 2001.

Other Compensation for Non-Employee Directors. The Company provides business travel accident insurance for non-employee directors. The policy provides $100,000 death or dismemberment coverage to directors.

Directors' & officers'
ownership of ONEOK, Inc. stock

The following table shows how much ONEOK, Inc. common stock each director and named executive officer owned as of December 31, 2001. No director or executive officer beneficially owns more than 1% of the common stock, and at fiscal year end directors and executive officers as a group beneficially owned approximately 2.14% of the common stock.

                   Directors' & officers' stock ownership/1/

                                            Directors'    Total of shares of
                               Shares of     deferred        common stock
                                 common    compensation beneficially owned plus
                                 stock         plan       Directors' deferred
     Name and Address of      beneficially   phantom       compensation plan
     Beneficial Owner/2/        owned/3/     stock/4/        phantom stock
     -------------------        --------     --------        -------------

Edwyna G. Anderson                10,814       1,291              12,105

William M. Bell/5/                16,035       6,760              22,795

Douglas R. Cummings               14,400       5,774              20,174

John B. Dicus                     10,334          --              10,334

Eugene N. Dubay                   85,710          --              85,710

William L. Ford/6/                18,880      13,395              32,275

Howard R. Fricke/7/                7,764          --               7,764

John A. Gaberino, Jr./8/          62,755          --              62,755

John W. Gibson                    24,461          --              24,461

James C. Kneale/9,10/             98,675          --              98,675

David L. Kyle/10/                272,932          --             272,932

Douglas T. Lake                   28,156       2,766              30,922

Bert H. Mackie                    14,721       5,774              20,495

Pattye L. Moore/11/                   --       1,156               1,156

Douglas Ann Newsom                13,469          83              13,552

Gary D. Parker/12/                19,631       2,282              21,913

J. D. Scott                      273,961          --             273,961

All directors and executive
officers as a group including
those named above              1,241,691      39,281           1,280,972

Notes to stock ownership table:

/1/ All holdings of ONEOK, Inc. Common Stock and Phantom Stock reflect the impact of the two-for-one stock split approved by shareholders on May 17, 2001, and effective June 11, 2001.

/2/ All of ONEOK's directors and named executive officers may be contacted at ONEOK, Inc., 100 West Fifth Street, Tulsa, OK 74103-4298.

/3/ This column includes ONEOK, Inc. stock held by directors and officers, or by members of their families for which the directors and officers have sole or shared voting or investment power, shares of common stock they hold in the ONEOK, Inc. Direct Stock Purchase and Dividend Reinvestment Plan, and ONEOK, Inc. securities directors and officers have the right to acquire within 60 days of December 31, 2001. The following table sets forth the amounts and types of stock held, including shares of ONEOK, Inc. common stock:

     . Which the following persons have the right to acquire as a result of the exercise of stock options within 60 days after December 31, 2001 under the ONEOK, Inc. Long-Term Incentive Plan or the Stock Compensation Plan for Non-Employee Directors;

     . In the custody of the Trustee for the Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries as of December 31, 2001; and

     . Which were granted under the ONEOK, Inc. Long-Term Incentive Plan as restricted stock on October 21, 1999, May 15, 2000, or January 18, 2001. These shares are restricted and vest in full after a three-year period from the date of grant. The named individuals have voting rights for these shares and these shares earn dividends.

                                     Stock Options     Stock
                                      Exercisable   Held by the
   Executive Officer/Director        within 60 Days Thrift Plan Restricted Stock
Edwyna G. Anderson                       10,000             0             0
William M. Bell                          10,000             0             0
Douglas R. Cummings                      10,000             0             0
John B. Dicus                            10,000             0             0
Eugene N. Dubay                          48,250        13,096        10,756
William L. Ford                          10,000             0             0
Howard R. Fricke                              0             0             0
John A. Gaberino, Jr.                    24,900        21,530        12,821
John W. Gibson                           12,000             0        12,457
James C. Kneale                          44,780        28,695        12,603
David L. Kyle                           122,732        62,666        56,759
Douglas T. Lake                          10,000             0             0
Bert H. Mackie                           10,000             0             0
Pattye L. Moore                               0             0             0
Douglas Ann Newsom                       10,000             0             0
Gary D. Parker                           10,000             0             0
J. D. Scott                              10,000       167,051             0
All directors and executive officers
as a group (including those named
above):                                 459,666       401,316       140,575

/4/ Phantom stock has a value equal to shares of common stock, but phantom stock has no voting rights or other shareholder rights. See Director's Compensation on page 13 for further information concerning the Deferred Compensation Plan for Non-Employee Directors. Phantom stock suffers all the risks, and enjoys all the rewards, of changes in the price of common stock.

/5/    Includes 1,467 shares held in the Bell Family 1982 Revocable Trust.

/6/ Includes 2,469 shares owned by the 1979 Leslie A. Ford Trust, of which William L. Ford is a trustee. Mr. Ford disclaims beneficial ownership of these shares.

/7/ Mr. Fricke resigned from the Board on February 14, 2001. On that date Mr. Fricke had accumulated 3,882 shares of Phantom Stock under the ONEOK, Inc. Deferred Compensation Plan for Non-Employee Directors. The 3,882 shares of Phantom Stock were converted to common stock holdings upon Mr. Fricke's resignation.

/8/ Includes 234 shares held by Mrs. John A. Gaberino, Jr. Mr. Gaberino disclaims beneficial ownership of these shares.

/9/ Includes 8,259 shares held by Mrs. James C. Kneale and 480 shares held by Mr. Kneale's daughter. Mr. Kneale disclaims beneficial ownership of these shares.

/10/ ONEOK Texas Resources, Inc. owns approximately 11.3% of Magnum Hunter Resources, Inc. Due to Magnum Hunter's merger with Prize Energy Corp., which was completed on March 15, 2002, ONEOK Texas Resources, Inc.'s ownership was reduced from approximately 22.0% to approximately 11.3% with one director represented on the Board. The table below reflects stock beneficially owned and options exercisable within 60 days of December 31, 2001, by Messrs. Kyle and Kneale as officers of ONEOK serving as directors of Magnum Hunter. Each owned less than 1% of Magnum Hunter Resources, Inc. common stock outstanding at fiscal year end.

                                                              Total Shares of
                          Shares of         Magnum Hunter      Magnum Hunter
                        Magnum Hunter    Options Exercisable Beneficially Owned
 Name and Address of     common stock     within 60 Days of    or Exercisable
  Beneficial Owner    beneficially owned  December 31, 2001    within 60 Days
Mr. Kyle
100 West Fifth Street
Tulsa, OK 74103-4298        24,000             36,000              60,000

Mr. Kneale
100 West Fifth Street
Tulsa, OK 74103-4298         1,000              9,000              10,000

/11/ Although the information provided in this table reflects ownership as of December 31, 2001, Ms. Moore was not a member of the Board until her election by the Board effective February 21, 2002. Upon her election she received a pro-rata portion of the annual cash retainer, a pro-rata portion of the annual stock retainer, and a stock option grant for 10,000 shares of ONEOK, Inc. common stock, which will vest in full one year from the date of grant. Ms. Moore elected to defer a portion of the cash retainer and all of the stock retainer to phantom stock as reflected in the table on Page 14.

/12/ Includes 940 shares held by Mrs. Gary D. Parker. In addition, Mr. Parker holds 2,800 shares in trust as the Trustee of the Phillip Wilkinson Irrevocable Trust under agreement dated 07/13/95.

Executive compensation:
Report of the Compensation Committee

The Committee's Responsibilities: The Executive Compensation Committee of the Board ("the Committee") has responsibility for reviewing, and recommending to the full Board of Directors, the Company's executive compensation programs to:

..    attract, retain and appropriately reward executive officers;
..    motivate their performance in the achievement of the Company's business objectives; and
..    align the interests of executive officers with the long-term interests of the Company's shareholders.

The Committee is composed entirely of outside directors. The purpose of this report is to summarize the philosophical principles, specific program objectives, and other factors considered by the Committee in reaching its recommendations regarding the executive compensation of the Named Executive Officers.

Compensation Philosophy: The Company's executive compensation program is based on the belief that the interests of executives should be closely aligned with those of the shareholders. The Committee has adopted a framework of principles for the management compensation program which:

..    attracts the best talent to ONEOK;
..    encourages executives to manage from the perspective of owners with an equity stake in the Company;
..    motivates individuals to perform at their highest levels;
..    encourages strong financial and operational performance of the Company and creates shareholder value by maintaining a portion of executives' total compensation at risk;
..    rewards outstanding achievement; and
..    retains the leadership and skills necessary for building long-term shareholder value.

Compensation Methodology: ONEOK strives to provide a comprehensive executive compensation program that is competitive and performance-based in order to attract and retain superior executive talent. Annually, the Committee reviews market data for two components of executive compensation: (1) annual cash compensation, and (2) long-term incentive compensation. To assist in benchmarking the competitiveness of its compensation programs, ONEOK participates in executive compensation surveys and utilizes independent compensation consultants. Because the Committee believes that the Company's direct competition for executive talent is broader than the companies that are included in the S&P Utilities Index which is used in the Performance Graph on page 21, the surveys utilized include the American Gas Association Executive Compensation Survey, the Effective Compensation Oil and Gas Industry Compensation Survey, the Hewitt Associates Energy Traders Compensation Survey, the Towers Perrin Compensation Survey of Energy Marketing and Trader Positions, the Watson Wyatt Worldwide Top Management Compensation Survey, and the William
M. Mercer Finance Accounting and Legal Survey.

Components of Compensation:

..    Annual Cash Compensation: Annual cash compensation for the Named Executive
     Officers, as well as all executive officers, consists of two components, base salary and a variable, at-risk incentive.

     Annual base salary is designed to compensate executives for their level of responsibility, experience, sustained individual performance, and contribution to the Company. The Committee recommends to the Board all salary increases for executive officers. The goal is to compensate executives at 100% of the competitive base salary levels for similar positions by ONEOK's peers as identified through published surveys, company documents, and other sources.

     Annual incentive awards are issued under the ONEOK, Inc. Annual Officer Incentive Plan (the "Officer Incentive Plan"). The purpose of the Officer Incentive Plan is to provide certain officers of ONEOK, Inc. with a direct financial interest in the performance and profitability of the Company and to reward performance. The Officer Incentive Plan is administered by the Committee in accordance with stated purposes and the Committee recommends to the full Board of Directors, based on recommendations of the CEO, all awards under the Officer Incentive Plan.

    The Officer Incentive Plan is designed to allow the Company's officers the opportunity to earn compensation that is above average when compared to ONEOK's peers if ONEOK achieves outstanding results compared to those peers and to targeted objectives.

    Incentive criteria are established by the Committee and include achievement of certain corporate and unit performance goals as well as individual performance criteria as benchmarks for Incentive Awards. Such criteria include earnings per share, shareholder appreciation, and return on invested capital.

Individual performance criteria includes:

   .    problem analysis;                           .    planning and organizational ability;
   .    directing;                                  .    decision-making;
   .    utilization of human, capital & material    .    resoutricmees;management;
   .    initiation of, and response to, change;     .    communication and team relations; and
   .    personal actions.

    The Bonus column of the Summary Compensation Table on page 22 contains the annual incentives earned for Fiscal 2001 for each of the Named Executive Officers.

..    Long-term Incentive Compensation: On August 20, 1998, the Committee
     recommended to the full Board that it amend and restate the Key Employee Stock Plan. The amendments included changing the name to the ONEOK, Inc. Long-Term Incentive Plan (the "LTI Plan"), increasing the number of shares subject to the LTI Plan, modifying the definition of certain terms governing the granting of stock incentives, and providing for payment of non-employee director compensation in the form of stock awards. The shareholders approved that amendment to the LTI Plan on January 21, 1999. On February 15, 2001, the Committee recommended to the full Board that it amend and restate the Plan to increase the shares available for issuance. That amended and restated Plan was approved by the shareholders on May 17, 2001, and will remain in effect until all shares authorized to be issued as stock incentives have been granted or until the Board terminates the LTI Plan. Also on May 17, 2001, the shareholders approved a two-for-one stock split, effective June 11, 2001, which had the effect of doubling the number of shares available for issuance from the Plan and the outstanding options granted.

     The purpose of the LTI Plan is to provide incentives to enable the Company to attract, retain, and reward certain employees and to give such employees an interest parallel to the interests of the Company's shareholders. The LTI Plan is administered by the Committee, and the Committee reviews and recommends to the full Board of Directors, after recommendation of the CEO, all long-term incentive awards. The Committee is authorized to make all decisions and interpretations required to administer and execute the LTI Plan. Participation in the LTI Plan is limited to certain employees of ONEOK, Inc. who are in a position to contribute significantly to the growth and profitability of the Company, its divisions, and subsidiaries.

     The LTI Plan authorizes the Committee to grant stock incentives to eligible employees in a variety of forms including: (1) Incentive Stock Options, (2) Non-Statutory Stock Options, (3) Restricted Stock Awards, and
     (4) Performance Awards. In 1995, 1996, 1997 and 1998, these awards were granted as non-statutory stock options. From 1999 forward these awards were granted as non-statutory stock options and/or restricted stock. In determining the number of stock options and/or restricted stock awarded, the Committee reviewed a survey detailing the 50/th/ percentile of grant values of long-term incentives in the general industry, and it also considered the participant's past performance. The table below details the grants that have been made from the LTI Plan and the balance remaining available for grant as of December 31, 2001:

                   # OF
      DATE       EMPLOYEES # OF SHARES* FIRST DATE EXERCISABLE EXPIRATION DATE
      ----       --------- ------------ ---------------------- ---------------
11/16/95             57      214,800           11/16/96               11/16/05
10/10/96             63      201,400           10/10/97               10/10/06
10/16/97             82      398,000           10/16/98               10/16/07
01/16/98             37       90,400           01/16/99               01/16/08
10/15/98            143      568,200           10/15/99               10/15/08
10/21/99
Stock Options       142      617,400           10/21/00               10/21/09
10/21/99
Restricted stock     44      132,600           10/21/02        Not Applicable **
05/15/00***
Stock Options         1        8,000           05/15/01               05/15/10
05/15/00***
Restricted Stock      1        4,000           05/15/03        Not Applicable **
01/18/01
Stock Options       210      992,000           01/18/02               01/18/11
01/18/01
Restricted Stock     28       90,400           01/18/04        Not Applicable **
Total Remaining Available for Grant as of 12/31/01:                  4,570,503

    * The number of shares listed for grants made through 01/18/01 reflect the impact of the 06/11/01 two-for-one stock split.
    ** Restricted stock does not have an expiration date. These shares are restricted and vest in full after a three-year period from the date of grant. The holders of restricted stock have voting rights for these shares and the shares earn dividends.
    *** This out-of-cycle grant was made to Mr. John W. Gibson upon his employment with ONEOK.

         Due to the transition to a December 31/st/ fiscal year end, no options or restricted stock were granted in Fiscal 2000 other than the grant detailed above for Mr. Gibson.

         Stock Options have an exercise price equal to the fair market value of common stock on the date of grant. The options granted in 1995, 1996, 1997, and in January of 1998 are exercisable beginning one year from the date of grant. In 1998 the Committee modified the Non-Statutory Stock Option Agreement to allow stock options granted under that Agreement to become exercisable beginning one year after the date of grant in four equal annual installments.

         Stock Options may include a restoration feature, by which options are granted to replace shares that are surrendered by participants as full or partial payment to the Company of the purchase price of shares being acquired through the exercise of the stock option or shares that are surrendered to satisfy the tax obligations incident to the exercise of an option. Each restored option shall have an option price equal to the fair market value of the Common Stock on the date of grant of the restored option and shall expire on the stated expiration date of the original option.

         The LTI Plan does not allow for the repricing of stock options.

Chief Executive Officer Compensation: This Committee meets annually to review the Board of Directors' evaluation of the Chief Executive Officer's ("CEO") performance. The Committee uses this performance evaluation, the surveys previously mentioned, and the C.A. Turner Utility Report on financial and stock performance in considering the CEO's compensation. When reviewing the surveys and financial data, the Committee factors in that ONEOK's CEO also serves the Company as Chairman of the Board. Categories in which performance is evaluated include: (1) leadership, (2) strategic planning, (3) financial issues, (4) management and operations, (5) human resources, and (6) communications.

   . Annual Cash Compensation: The Committee recommended, and the Board of Directors approved, a base salary amount of $700,000. Mr. Kyle received a retroactive salary increase of $82,531, which was earned in Fiscal 2000 but paid in Fiscal 2001.

        Annual incentive compensation for Mr. Kyle is based on attainment of annual performance goals for the Company, and on Mr. Kyle's individual objectives and performance as reviewed by the Committee. Based on these criteria, Mr. Kyle was awarded $0.00 representing 0% of his compensation that related to the Company's performance during the 2001 fiscal year.

   . Long-term Incentive Compensation: On January 18, 2001, Mr. Kyle received a non-statutory stock option grant of 40,000 shares of stock at a purchase price of $44.6250 per share. This grant will become first exercisable on January 18, 2002, as to 10,000 shares, and the remaining portion of the grant will vest equally over the next three years. Also, on January 18, 2001, Mr. Kyle was granted 17,600 shares of restricted stock that will vest in full on January 18, 2004.

    The grants made to Mr. Kyle on January 18, 2001 (and all grants issued to employees from the ONEOK, Inc. Long-Term Incentive Plan) were impacted by the 2-for-1 stock split approved by shareholders at the May 17, 2001, Annual Meeting and effective June 11, 2001. After the split, the 01/18/01 grant for Mr. Kyle resulted in a non-statutory stock option for 80,000 shares of stock at a purchase price of $22.3125, and a restricted stock award for 35,200 shares of stock.

Internal Revenue Service Limitations on Deductibility of Executive
Compensation: In structuring the Company's compensation plans, the Committee takes into consideration Section 162(m) of the Internal Revenue Code (which disallows the deduction of compensation in excess of $1,000,000 except for certain payments based upon performance goals) and other factors the Committee deems appropriate. As a result, some of the compensation under the Company's compensation plans may not be deductible under Section 162(m).

Compensation Committee Interlock and Insider Participation: There are none.

Respectfully submitted by the members of the Executive Compensation Committee of the Board of Directors:


        /s/  William L. Ford, Chair /s/  Douglas R. Cummings, Vice Chair

        /s/  William M. Bell        /s/  John B. Dicus

        /s/  Douglas T. Lake        /s/  Douglas Ann Newsom

Stock performance graph

                Comparison of 64 month cumulative total return*
                     Among ONEOK, Inc., the S&P 500 Index
                          And the S&P Utilities Index




                                    [CHART]

     * $100 Invested on 8/31/96 in stock or index-including reinvestment of dividends.

                                  1996   1997   1998   1999   2000   2001
     ---------------------------------------------------------------------
     [_] ONEOK, Inc.             100.00 123.10 118.21 127.11 207.77 156.60
     ---------------------------------------------------------------------
     /\  S&P 500 Index           100.00 140.65 152.03 212.58 215.89 190.23
     ---------------------------------------------------------------------
     .   S&P Utilities Index     100.00 110.71 138.60 155.91 224.18 155.97

Notes to stock performance graph:

1 The S&P Utilities Index is comprised of the following: AES Corp.; Allegheny Energy Inc.; Ameren Corp.; American Electric Power; Calpine Corp; CINergy Corp.; CMS Energy; Consolidated Edison Holdings; Constellation Energy Group; Dominion Resources; DTE Energy Co.; Duke Energy; Dynegy Inc.; Edison International; El Paso Corp; Entergy Corp.; Exelon Corp.; FPL Group; FirstEnergy Corp.; KeySpan Corp.; Kinder Morgan, Inc.; Mirant Corporation; Niagara Mohawk Holdings Inc.; NICOR Inc.; NiSource Inc.; Peoples Energy; PG&E Corp.; Pinnacle West Capital; PPL Corporation; Progress Energy, Inc.; Public Service Enterprise Inc.; Reliant Energy; Sempra Energy; Southern Co.; TXU Corp.; Williams Cos.; and Xcel Energy Inc.

2 Assuming that the value of the investment in ONEOK common stock and each index was $100 on August 31, 1996, and that all dividends were reinvested, this graph compares ONEOK's cumulative total return (i.e., based on common stock price and dividends), plotted on an annual basis, with the S&P 500 Stock Index, a performance indicator of the overall stock market and the S&P Utilities Index.

3 The information provided in this Performance Graph and in the Executive Compensation Report of the Compensation Committee on Pages 17-20 should not be considered soliciting material. Also, it should not be considered to be filed with the Securities and Exchange Commission or to be subject to Regulations 14A or 14C, other than as provided in Item 402 of Regulation S-K, or to the liabilities of Section 18 of the Securities Exchange Act of 1934. Unless specific reference is made to such sections in a filing, the information should not be incorporated by reference into any such filing under the Securities Act of 1933 or the Securities Act of 1934. Also, the stock performance as shown on the Performance Graph should not be interpreted as a prediction of future stock performance.

Executive compensation, pension plans & other arrangements

                         Summary compensation table/1/

                                       Annual Compensation           Long-term Compensation
                                --------------------------------- -----------------------------
                                                                              Securities
                                                                  Restricted  underlying
                                                     Other annual   stock      Options/   LTIP     All other
Name & principal                  Salary     Bonus   compensation award(s)/3/  SARs/4/   Payouts Compensation/5/
position                Year/2/    ($)        ($)        ($)         ($)          #        ($)        ($)
----------------------------------------------------------------------------------------------------------------
D. L. Kyle/6/           FY 2001 $723,000/7/ $      0     None      $785,400      80,000   None      $108,941
Chairman of the         FY 2000  585,267/8/  645,000     None          None   23,430/9/   None        47,097
Board, President and    SY 1999     118,667        0     None       274,069      35,600   None        11,400
Chief Executive Officer FY 1999     354,669  114,500     None          None      42,000   None        29,767
J. C. Kneale/6/         FY 2001 $293,500/7/ $      0     None      $178,500      40,000   None      $ 52,476
Senior Vice President,  FY 2000     242,500  255,000     None          None    9,606/9/   None        28,583
Treasurer, and Chief    SY 1999      80,000        0     None        58,313      16,000   None        11,802
Financial Officer       FY 1999     216,676   48,100     None          None      13,000   None        24,648
J. W. Gibson            FY 2001 $   276,000 $      0     None      $178,500      40,000   None      $ 29,188
President - Energy      FY 2000     157,217  180,000     None        52,625       8,000   None        65,266
                        SY 1999          --       --     None            --          --   None            --
                        FY 1999          --       --     None            --          --   None            --
J. A. Gaberino, Jr.     FY 2001 $   250,000 $      0     None      $ 89,250      25,000   None      $ 47,275
Senior Vice President,  FY 2000     240,000  205,000     None          None        None   None        26,748
General Counsel, and    SY 1999      80,000        0     None       116,625      16,000   None        11,625
Corporate Secretary     FY 1999     235,000   38,500     None          None      14,200   None        23,478
E. N. Dubay             FY 2001 $   250,000 $      0     None      $ 44,625      25,000   None      $ 45,060
President - Kansas      FY 2000     250,000  185,000     None          None        None   None        27,348
Gas Service Company     SY 1999      83,333        0     None       116,625      16,000   None         9,076
                        FY 1999     234,667   48,100     None          None      24,000   None        25,138

/1/ The restricted stock award values and securities underlying options/SARs reflect the impact of the shareholder approved two-for-one stock split effective June 11, 2001.
/2/ In 1999 the Company changed its fiscal year end from August 31/st/ to December 31/st/. The period shown as SY1999 refers to the four (4) months ending December 31, 1999. The period identified as FY1999 refers to the fiscal year ended August 31/st/. Therefore, compensation data is presented for Fiscal 2001 (ending December 31, 2001), Fiscal 2000 (ending December 31, 2000), the four-month transition period ended December 31, 1999, and Fiscal 1999 (ending August 31, 1999).
/3/ Restricted stock was granted under the ONEOK, Inc. Long-Term Incentive Plan on January 18, 2001. These shares are restricted for a period of three years. During the "vesting" period, dividends are paid to participants on a non-preferential basis, and are reinvested in additional shares of restricted stock. The values reflected above represent the post-split number of shares granted times the post-split grant price of $22.3125. Dividends accrued throughout the year and the year-end value of these restricted shares are also indicated below:

                    Post-Split        Dividends          Total # of shares     Closing Price of a
                    # of Shares    Accrued in 2001        Held at 12/31/01    Share of Unrestricted Value as of
                      Granted   Reflects 2-for-1 Split Reflects 2-for-1 Split Stock as of 12/31/01   12/31/01
                    ----------- ---------------------- ---------------------- --------------------- -----------
D. L. Kyle            35,200            1,132                  36,332                $17.84         $648,162.88
J. C. Kneale           8,000              257                   8,257                $17.84         $147,304.88
J. W. Gibson           8,000              257                   8,257                $17.84         $147,304.88
J. A. Gaberino, Jr.    4,000              128                   4,128                $17.84         $ 73,643.52
E. N. Dubay            2,000               64                   2,064                $17.84         $ 36,821.76

/4/ No Stock Appreciation Rights ("SARs") were granted in Fiscal 2001 to any of the named executive officers.
/5/ All other compensation includes amounts paid as (1) the Company's match to the Non-Qualified Deferred Compensation Plan; (2) vehicle allowances; (3) the Company's match to the Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries; (4) private use of the company plane; (5) stock awards; and
     (6) service awards. The respective amounts paid in 2001 were $70,500, $24,000, $10,200, $4,093, $148, and $0 for Mr. Kyle; $21,975, $18,000,
     $10,200, $1,369, $148, and $784 for Mr. Kneale; $840, $18,000, $10,200,
     $0, $148, and $0 for Mr. Gibson; $17,725, $18,000, $10,200, $1,202, $148,
     and $0 for Mr. Gaberino; and $16,525, $18,000, $10,200, $0, $144, and $191
     for Mr. Dubay.

/6/ ONEOK Texas Resources, Inc., an affiliate of ONEOK, Inc. currently owns approximately 11.3% of Magnum Hunter Resources, Inc. Due to Magnum Hunter's merger with Prize Energy Corp., which was completed March 15, 2002, ONEOK Texas Resources, Inc.'s ownership was reduced from approximately 22.0% to approximately 11.3% with one director represented on the Board. During Fiscal 2001 Messrs. Kyle and Kneale served on the Board of Magnum Hunter. The information listed in the table below reflects options granted to them as officers of ONEOK serving as Directors of Magnum Hunter. The options granted in SY 1999, FY 2000, and FY 2001 were granted at exercise prices of $2.50, $7.9375, and $8.44 respectively and vested 20% on the date of grant and 20% annually thereafter until fully vested. These options have a 10-year term. The option granted to Mr. Kyle in FY 1999 was granted upon his election to the Board and vested in full upon the date of grant. This option was granted at an exercise price of $5.25 and has a 10-year term.

                                                      Magnum Hunter
            Name & principal position          Year   Stock Options
            -------------------------         ------- -------------
            D. L. Kyle                        FY 2001    15,000
            Chairman of the Board, President, FY 2000    15,000
            and Chief Executive Officer       SY 1999    10,000
                                              FY 1999    25,000
            J. C. Kneale                      FY 2001    15,000
            Senior Vice President, Treasurer, FY 2000    15,000
            and Chief Financial Officer       SY 1999        --
                                              FY 1999        --

/7/ These items include fees paid to Messrs. Kyle and Kneale as officers of ONEOK for serving on the Board of Directors of Magnum Hunter Resources, Inc. The table below shows the dollar amounts included for Fiscal 2001:

                                              FY2001
                                              -------
            D. L. Kyle                        $23,000
            J. C. Kneale                      $23,500

/8/ Includes a retroactive salary adjustment earned for Fiscal 2000 paid in Fiscal 2001.
/9/ A portion of the securities underlying these grants are restored or "reloaded" options. The stock option agreements provide that an additional option may be granted if, and when, the optionee exercises all or part of the option using common stock to pay the purchase price of the option or to satisfy tax obligations incident to the exercise of the option. The restored option will be exercisable for the number of shares tendered to pay the option price or to satisfy any tax obligation, and will be exercisable at any time after the expiration of a period of six (6) months following the date of grant (or at any other time as determined by ONEOK) and will expire on the expiration date of the original grant. The number of restored options included in these grants (post-split) are as follows:

            D. L. Kyle                       Grants for FY 2000 include:
                          17,320 shares at an exercise price of $21.2350                Expires 10-16-07
                           6,110 shares at an exercise price of $21.2350                Expires 10-21-09
            J. C. Kneale                     Grants for FY 2000 include:
                           9,606 shares at an exercise price of $21.0950                Expires 10-16-07

Option/SAR grant table

The following table represents additional information concerning the option awards shown in the Summary compensation table for Fiscal Year 2001. The options to purchase ONEOK common stock were granted to the Named Executive Officers under the ONEOK, Inc. Long-Term Incentive Plan.

           Option/SAR grants in Fiscal Year 2001 ending 12/31/01/1/


                          Individual grants
---------------------------------------------------------------------- Potential realizable value
                      Securities                                        at assumed annual rates
                      underlying     Percent of                              of stock price
                       Options     total options  Exercise              appreciation for option
                      granted/2/     granted to    or base                      term/3/
                    --------------   employees      price   Expiration --------------------------
       Name          Date   Number in fiscal year ($/share)    date         5%           10%
       ----         ------- ------ -------------- --------- ----------  ----------    ----------

D. L. Kyle/4/       FY 2001 80,000      7.24%      $22.31    01/18/11  $1,122,451    $2,844,512
J. C. Kneale/4/     FY 2001 40,000      3.62%      $22.31    01/18/11  $  561,226    $1,422,256
J. W. Gibson        FY 2001 40,000      3.62%      $22.31    01/18/11  $  561,226    $1,422,256
J. A. Gaberino, Jr. FY 2001 25,000      2.26%      $22.31    01/18/11  $  350,766    $  888,910
E. N. Dubay         FY 2001 25,000      2.26%      $22.31    01/18/11  $  350,766    $  888,910

 Notes to option grant table:
/1/  No Stock Appreciation Rights ("SARs") were granted in Fiscal 2001.
/2/ All option grants itemized reflect the impact of the shareholder approved two-for-one stock split effective June 11, 2001.
     ONEOK, Inc. options are granted at the Fair Market Value of ONEOK stock on the date of grant. The options vest in four-equal annual installments, commencing one year from the date of grant. Each option has a 10-year term. Although no restored options were granted to the Named Executive Officers during Fiscal 2001, the stock option agreements provide that an additional option may be granted if, and when, the optionee exercises all or part of an option using common stock to pay the purchase price of the option or to satisfy tax obligations incident to the exercise of the option. The restored option will be exercisable for the number of shares tendered to pay the option price or to satisfy any tax obligation, and will be exercisable at any time after the expiration of a period of six (6) months following the date of grant (or at any other time as determined by ONEOK) and will expire on the expiration date of the original grant. Each restored option is awarded with an exercise price equal to the fair market value of a share of ONEOK, Inc., common stock on the date of the grant.
/3/ These amounts represent assumed rates of appreciation only and are not intended to forecast future appreciation of the common stock price. Actual gains, if any, on stock option exercises depend on the future performance of the common stock and overall market conditions. There can be no assurances that the potential values reflected in this table will be achieved.
/4/ Currently ONEOK Texas Resources, Inc. owns approximately 11.3% of Magnum Hunter Resources, Inc. Due to Magnum Hunter's merger with Prize Energy Corp., which was completed on March 15, 2002, ONEOK Texas Resources,
     Inc.'s ownership was reduced from approximately 22.0% to approximately 11.3% with one director represented on the Board. The table below reflects the options granted to Messrs. Kyle and Kneale as officers of ONEOK serving as Directors of Magnum Hunter. The options granted in Fiscal Year 2001 were granted on 12/12/01 at an exercise price of $8.44. These options have a 10-year term and vest 20% on the date of grant and 20% annually thereafter until fully vested.

                       Individual grants
----------------------------------------------------------------  Potential realizable
               Securities                                           value at assumed
               underlying     Percent of                         annual rates of stock
                options     total options  Exercise              price appreciation for
               granted/2/     granted to    or base                  option term/3/
             --------------   employees      price   Expiration  ----------------------
    Name      Date   Number in fiscal year ($/share)    date         5%         10%
    ----     ------- ------ -------------- --------- -----------  -------    --------

D. L. Kyle   FY 2001 15,000      0.97%       $8.44   06/16/02/5/ $79,631    $201,800
J. C. Kneale FY 2001 15,000      0.97%       $8.44      12/12/11 $79,631    $201,800

/5/ The original expiration date of this option was December 12, 2011. However, due to Mr. Kyle's resignation from the Magnum Hunter Board in connection with Magnum Hunter's merger with Prize Energy Corp., the expiration date became June 16, 2002.

Aggregated option/SAR exercises and year-end values

The following table shows information for the Named Executive Officers, concerning:

   .    exercises of stock options and SARs/1 during Fiscal 2001; and /

   . the amount and values of unexercised stock options and SARs as of December 31, 2001.

    Aggregated options/SAR exercises in 2001 and year-end option/SAR values

                     Shares
                    acquired               Number of securities      Value of unexercised in-the-
                       on     Value       underlying unexercised       money options at fiscal
                    exercise realized options at fiscal year end (#)       year end ($)/2/
Name                  (#)      ($)    Exercisable      Unexercisable Exercisable    Unexercisable

D. L. Kyle/3/            0   $     0    102,732           108,300      $50,103         $57,085

J. C. Kneale/3/          0   $     0     34,780            51,250      $30,046         $25,494

J. W. Gibson             0   $     0      2,000            46,000      $ 9,127         $27,382

J. A. Gaberino, Jr.      0   $     0     18,650            36,550      $26,312         $25,527

E. N. Dubay          4,000   $26,080     42,000            39,000      $44,894         $25,798

/1/   No Stock Appreciation Rights ("SARs") were granted in Fiscal 2001.

/2/ Based on per share price for ONEOK, Inc. common stock at fiscal year end (FY 2001) of $17.72 per share. The price reflects the average of the high and low trading price on the New York Stock Exchange on December 31, 2001.

/3/ Currently ONEOK Texas Resources, Inc. owns approximately 11.3% of Magnum Hunter Resources, Inc. Due to Magnum Hunter's merger with Prize Energy Corp., which was completed on March 15, 2002, ONEOK Texas Resources, Inc.'s ownership was reduced from approximately 22.0% to approximately 11.3% with one director represented on the Board.

    The table below reflects option exercises and options underlying unexercised options at fiscal year end by Messrs. Kyle and Kneale as officers of ONEOK serving as Directors of Magnum Hunter.

              Shares
             acquired               Number of securities      Value of unexercised in-the-
                on     Value       underlying unexercised       money options at fiscal
             exercise realized options at fiscal year end (#)       year end ($)/4/
Name           (#)      ($)    Exercisable      Unexercisable Exercisable    Unexercisable

D. L. Kyle    4,000   $37,252    36,000            25,000       $90,025         $26,463

J. C. Kneale      0   $     0     9,000            21,000       $ 2,175         $ 3,263

/4/ Based on a per share closing price of Magnum Hunter Resources, Inc. common stock of $8.30 on December 31, 2001.

Pension plans

This table shows the estimated annual retirement benefits payable to a plan participant based upon the final average pay formulas of the Retirement Plan for Employees of ONEOK, Inc. and Subsidiaries/1/. The estimates assume that benefits are received in the form of a single life annuity.

                              Pension Plan Table

               Estimated annual benefits under final average earnings /2 3 4 5/
               ----------------------------------------------------------------
  Remuneration   15 Years      20 Years     25 Years     30 Years    35 Years
  ------------ --------      --------     --------     --------     --------
    $125,000   $ 33,604      $ 44,806     $ 56,007     $ 67,208     $ 78,410
    $150,000   $ 40,917      $ 54,556     $ 68,195     $ 81,833     $ 95,472
    $175,000   $ 48,229      $ 64,306     $ 80,382     $ 96,458     $112,535
    $200,000   $ 55,542      $ 74,056     $ 92,570     $111,083     $129,597
    $225,000   $ 62,854      $ 83,806     $104,757     $125,708     $146,660
    $250,000   $ 70,167      $ 93,556     $116,945     $140,333     $163,722
    $300,000   $ 84,792      $113,056     $141,320     $169,583     $197,847
    $400,000   $114,042      $152,056     $190,070     $228,083     $266,097
    $450,000   $128,667      $171,556     $214,445     $257,333     $300,222
    $500,000   $143,292      $191,056     $238,820     $286,583     $334,347

Notes to the pension benefits table:

/1/ The Retirement Plan for Employees of ONEOK, Inc. and Subsidiaries is a tax-qualified, defined-benefit pension plan under both the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended. Benefits become vested and non-forfeitable after completion of five years of continuous employment. A vested participant receives the retirement benefit at retirement age under the Retirement Plan, unless an early retirement benefit is elected under the Plan, in which case the retirement benefit is actuarially reduced for early commencement. Benefits are calculated at retirement date based on a participant's credited service, limited to a maximum of 35 years, and final average earnings. Credited years of service under these plans for the Named Executive Officers as of December 31, 2001 are as follows: D. L. Kyle, 27 years and 6 months; J. C. Kneale, 20 years and 8 months; J. W. Gibson, 1 year and 7 months; J. A. Gaberino, Jr., 3 years and 11 months; and E. N. Dubay, 5 years and 8 months.

/2/ For purposes of the above table, the annual Social Security Covered Compensation benefit ($39,444) was used in the excess benefit calculation.

/3/ Under the Internal Revenue Code, the annual compensation of each employee to be taken into account under the Retirement Plan for 2001 cannot exceed $150,000, as adjusted for increases in the cost of living for plan years beginning after December 31, 1993. The maximum amount for 2001, as adjusted, is $170,000.

/4/ Amounts are estimates only and would be subject to adjustment based on rules and regulations applicable to the method of distribution and survivor benefit options selected by the retiree. The Retirement Plan provides that retirement benefits would be actuarially reduced for retirement prior to age 65.

/5/ The compensation covered by the Retirement Plan benefit formula is the basic salary paid to an employee within the employee's final average earnings. The final average earnings means the employee's highest earnings during any sixty consecutive months during the last 120 months of employment. For any employee named or shown in the Summary compensation table who retires with vested benefits under the Plan, the compensation shown as "salary" in the Summary compensation table could be considered covered compensation in determining benefits, except that the Plan benefit formula takes into account only a fixed percentage of final average earnings which is uniformly applied to all employees. The amount of covered compensation that may be considered in calculating retirement benefits is also subject to limitations in the Internal Revenue Code of 1986, as amended, applicable to the Plan.

ONEOK, Inc. Supplemental Executive Retirement Plan

The following table sets forth the estimated benefits payable upon retirement at age 65 to a covered participant under the ONEOK, Inc. Supplemental Executive Retirement Plan ("SERP"). The estimates assume that a covered participant is fully vested. The amounts shown would be reduced for commencement prior to age
60. SERP benefits are offset by benefits payable under the Retirement Plan.

                    Estimated annual benefits at indicated age of retirement
                    --------------------------------------------------------
                    50 and under             55          60      65 and over
                    ------------          --------    --------   -----------
           $125,000   $ 62,500          $ 70,000     $ 73,563     $ 77,125
           $150,000   $ 75,000          $ 84,000     $ 88,275     $ 92,550
           $175,000   $ 87,500          $ 98,000     $102,988     $107,975
           $200,000   $100,000          $112,000     $117,700     $123,400
           $225,000   $112,500          $126,000     $132,413     $138,825
           $250,000   $125,000          $140,000     $147,125     $154,250
           $300,000   $150,000          $168,000     $176,550     $185,100
           $400,000   $200,000          $224,000     $235,400     $246,800
           $450,000   $225,000          $252,000     $264,825     $277,650
           $500,000   $250,000          $280,000     $294,250     $308,500

The SERP covers certain elected or appointed officers of ONEOK, and certain other employees in a select group of management and highly compensated employees of ONEOK. Participants are selected by the CEO, or in the case of the CEO, by the Board of Directors.

Benefits payable to participating employees under the SERP are based upon a specified percentage (reduced for early retirement) of the highest 36 consecutive months' compensation of the employee's last 60 months of service.

The SERP will, in any case, pay a benefit equal to the benefit which would be payable to the participant under the Retirement Plan if the limitations imposed by the Internal Revenue Code Sections 401(a)(17) and 415(b) were not applicable, less the benefit payable under the Retirement Plan with such limitations. Benefits under the SERP are paid coincidentally with the payment of benefits under the Retirement Plan or as the administrative committee may determine. SERP benefits are offset by benefits payable under the Retirement Plan.

ONEOK provides for funding of this benefit through a trust arrangement commonly referred to as a Rabbi Trust.

The Board of Directors may amend or terminate the SERP at any time; however, benefits to current participants may not be reduced.

Change in control and termination agreements

During 2001, ONEOK, Inc. amended its termination agreements with each of its named executive officers to standardize the change in control provisions with ONEOK's other documents. Each of the termination agreements has a three-year term, but will be extended automatically in one-year increments after expiration of the initial three-year term unless ONEOK provides notice to the officer at least 90 days before the January 1 preceding the initial termination date of the agreement that it does not wish to extend the term.

Under the termination agreements, severance payments and benefits are payable if there is a change in control of ONEOK and the officer's employment is terminated without "just cause" or for "good reason" at any time during the three years after the change in control, or for Mr. Kyle, for any reason by the executive within twelve months of the change in control. In general, these severance benefits include:

..     a lump sum payment in an amount equal to three times the officer's then current annual compensation, plus a prorated portion of the officer's short-term incentive compensation;
..     accelerated vesting of retirement and other benefits under ONEOK's SERP;
..     continuation of welfare benefits for thirty-six (36) months;
..     for Mr. Kyle, gross up payments to cover any excise taxes due if any portion of his severance payments constitute excess parachute payments;
      and
..     for each of the other named executive officers, severance payments will be reduced if the net after-tax benefit to such named executive officer exceeds the net after-tax benefit if such reduction were not made. ONEOK will make gross up payments to such officers only if the severance payments, as reduced, constitute excess parachute payments.

Calculated using base salary and bonus levels during 2001, and assuming a December 31, 2001, change in control and termination date, payments under the termination agreements (excluding any gross up payments) with ONEOK's named executive officers would have been: D. L. Kyle, $6,864,888; J. C. Kneale, $2,847,044; J. W. Gibson, $2,212,710; J. A. Gaberino, Jr., $1,837,685; and E.
N. Dubay, $1,849,243.

Under each termination agreement, a change in control will occur upon:

..     The acquisition by any "person" of beneficial ownership of 20% or more of the outstanding voting securities of ONEOK, except (1) voting securities acquired in a "non-control acquisition," including an employee benefit plan maintained by ONEOK or one if its direct or indirect majority-owned subsidiaries or affiliates (a "related person"); (2) ONEOK or a related person; or (3) voting securities acquired by any person in a "non-control transaction" (defined below);
..     A change in the composition of ONEOK's board of directors as of 02/15/01 and any additional directors approved by a vote of at least two-thirds of the incumbent board, after which the incumbent directors (or their designees) no longer constitute at least a majority of the members of the board of directors of ONEOK or any parent corporation that results from a merger;
..     The consummation of a merger, consolidation or reorganization with or into ONEOK or in which securities of ONEOK are issued (a "merger"), except mergers that are a non-control transaction. A "non-control transaction" occurs when (1) immediately after the merger, ONEOK's stockholders beneficially own at least 50% of the outstanding voting securities of the surviving entity or its parent; as long as no other third party beneficially owns 50% of the outstanding voting securities of the surviving corporation; (2) ONEOK's incumbent directors before the merger constitute at least a majority of the board of the surviving entity or its parent; and (3) no person, other than (a) ONEOK or its related persons, (b) an employee benefit plan maintained by ONEOK or its related persons, or (c) any person who, immediately before the merger, owned 30% or more of ONEOK's outstanding voting securities, has beneficial ownership of 30% or more of the outstanding voting securities of the surviving entity or its parent;
..     A complete liquidation or dissolution of ONEOK; or
..     The sale or other disposition of all or substantially all of ONEOK's assets to any person, except (1) transfers to a related person; (2) transfers under conditions that would constitute a non-control transaction, with the disposition of assets being regarded as a merger for this purpose; and (3) the distribution to ONEOK's stockholders of the stock of a related person or any other assets.

Special Exceptions. Acquisitions of ONEOK voting securities over the 20% threshold by any person will not trigger a change in control if:

..     the acquisition occurs as a result of the acquisition of voting securities by ONEOK that reduces the total number of shares then outstanding and increases the proportional number of shares beneficially owned by each shareholder (e.g., a stock buyback program);
..     within five business days after a change in control would have occurred, the shareholder who has acquired 20% or more of ONEOK's voting securities divests itself of sufficient shares to fall below 20%; or
..     after a person discovers or is notified by ONEOK that its acquisition of shares would have triggered a change in control, the person notifies the board of directors that it acquired the shares inadvertently, and within two business days after such notification, the person divests itself of a sufficient number of shares to fall below 20%.

Western Resources Exceptions.  A change in control will not occur if:

..     Western Resources and/or its affiliates (the "shareholder group") acquire beneficial ownership of 15% or more of ONEOK's voting securities under the terms of the Shareholder Agreement, until the earlier of (a) the termination of the Shareholder Agreement or (b) the successful consummation of a Buyout Tender Offer as defined in Section 3.6(b) of the Shareholder Agreement; or
..     the equity securities of ONEOK owned by the shareholder group are restructured with the approval of a majority of the members of ONEOK's existing board (excluding nominees of Western Resources).

Section 16(a) beneficial ownership reporting compliance

ONEOK believes that during Fiscal 2001 all Securities and Exchange Commission filings of its officers, directors and ten percent shareholders complied with the requirements of Section 16 of the Securities Exchange Act, based on a review of forms filed, or written notice that no annual forms were required.

Other matters

We do not know of other matters that are likely to be brought before the meeting.

By order of the Board of Directors

/s/ John A. Gaberino, Jr.

John A. Gaberino, Jr.
Senior Vice President, General Counsel,
and Corporate Secretary
Tulsa, OK
April 10, 2002

[X]  PLEASE MARK VOTES AS IN THIS EXAMPLE

--------------------------------------------------------------------------------
                                  ONEOK, Inc.
--------------------------------------------------------------------------------

CONTROL NUMBER:


                                                --------------------------------
Please be sure to sign and date this Proxy.     Date
--------------------------------------------------------------------------------


----Shareholder signature--------------------Co-owner signature-----------------

1. Election of Directors - Nominees
                                                              For All
                                        For       Withhold     Except
   (01) William M. Bell, Class B
   (02) John B. Dicus, Class B          [_]         [_]         [_]
   (03) David L. Kyle, Class B
   (04) Pattye L. Moore, Class B

   NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).


                                        For       Against     Abstain
2. Ratify the appointment by the Board  [_]         [_]         [_]
   of KPMG LLP as principal indepen-
   dent auditor of the Company and its
   consolidated subsidiaries for the
   fiscal year ending December 31, 2002.

Mark the box at the right if your address has changed and note the change(s) in the space provided on the reverse side of this [_] card.


DETACH CARD                                                          DETACH CARD

                                  ONEOK, Inc.

ONEOK, Inc. encourages you to take full advantage of convenient ways by which you can vote your shares - by either telephone or the internet. Please see the reverse side of this card for more details.

This card also provides voting instructions for shares held in the ONEOK, Inc. Direct Stock Purchase and Dividend Reinvestment Plan and the Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries as described under "Voting Methods" in the accompanying Proxy Statement.

                                  ONEOK, Inc.

          This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints DAVID L. KYLE and JOHN A. GABERINO, JR., jointly or individually, with full power of substitution, to represent and vote the shares of common stock, $0.01 par value, of ONEOK, Inc. held of record by the undersigned on March 18, 2002, at the Annual Meeting of Shareholders to be held at the Company's Corporate Offices, 100 West Fifth Street, Tulsa, Oklahoma, on Thursday, May 16, 2002, at 10:00 a.m., and at any adjournment or postponement thereof, as indicated on the reverse side.

Trustee's Authorization. The Undersigned Authorizes UMB Bank, N.A., to tabulate all shares of Common Stock of the Company credited to the undersigned's account and the Trustee to vote all shares of Common Stock under The Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries at the annual meeting in accordance with the instructions on the reverse side.

--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) on the reverse side of this card. If your shares are held jointly, any one of the joint owners may sign. Attorneys-in-fact, executors, administrators, trustees, guardians or corporation officers should indicate the capacity in which they are signing.
--------------------------------------------------------------------------------

PLEASE NOTE ADDRESS CHANGES HERE

----------------------------------------

----------------------------------------

----------------------------------------

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                           /\ FOLD AND DETACH HERE /\

                            YOUR VOTE IS IMPORTANT!

    If you vote by telephone or the Internet, DO NOT return your proxy card.

                                    VOTE BY
                        TELEPHONE *** INTERNET *** MAIL
                        24 hours a day -- 7 days a week

--------------------------------------------------------------------------------
                                   TELEPHONE
                                 1-800-758-6973
                                  (Toll Free)

..  Use any touch-tone telephone

..  Have this proxy card in hand

.. Enter the Control Number located on the reverse side of this card when prompted

..  Follow the simple recorded instructions

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    INTERNET

                         http://www.eproxyvote.com/oke
                         -----------------------------

..  Click on the website address indicated above

..  Have this proxy card in hand

..  Enter the Control Number located on the reverse side of this card

..  Follow the simple instructions on the screen

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                      MAIL

..  Mark, sign and date the proxy card on the reverse side

..  Detach the proxy card

..  Return the proxy card in the postage-paid envelope provided

--------------------------------------------------------------------------------